                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                   BEC Group
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
     (3) Filing Party:


--------------------------------------------------------------------------------
     (4) Date Filed:


--------------------------------------------------------------------------------

                          [BEC GROUP, INC. LETTERHEAD]



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on July 10, 1997


To the Stockholders of BEC Group, Inc.:

                 You are cordially invited to attend the Annual Meeting of Stockholders of BEC GROUP, INC. (the "Company"), to be held on JULY 10, 1997 at 10:00 A.M., local time, in Suite A, 555 Theodore Fremd Avenue, Rye, New York, or any adjournment or postponement thereof (the "Meeting") for the following purposes:

                 1.       To elect seven directors.

                 2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997.

                 3. To transact such other business as may properly come before the Meeting.

                 Only holders of record of Common Stock at the close of business on June 18, 1997 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy card so that your shares may be represented at the Meeting if you are unable to attend and vote in person.




By Order of the Board of Directors,



Peter H. Trembath
Secretary





June 19, 1997

                          [BEC GROUP, INC. LETTERHEAD]



                                PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 10, 1997


                                  INTRODUCTION


This Proxy Statement and the enclosed form of proxy are being furnished to the holders of Common Stock, par value $.01 (the "Common Stock"), of BEC Group, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 10, 1997 and at any adjournment or postponement thereof (the "Meeting").

At the Meeting, holders of Common Stock ("Stockholders") will be asked:

                 1.       To elect seven directors.

                 2. To ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997.

                 3. To transact such other business as may properly come before the Meeting.

         The Board of Directors has fixed the closed of business on June 18, 1997 as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting (or at any adjournment or postponement thereof) and may vote in person or by proxy authorized in writing.

                 STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.
Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. ANY PROXY RETURNED WITHOUT INSTRUCTION WILL BE VOTED FOR EACH NOMINEE FOR DIRECTOR NAMED HEREIN (PROPOSAL NO. 1). ANY PROXY NOT SPECIFYING THE CONTRARY WILL BE VOTED FOR PROPOSAL NO. 2. A Stockholder who so desires may revoke his or her proxy at any time before it is voted at the Meeting by giving notice to the Company in writing (attention: Secretary), by duly executing a proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of an executed proxy.

                 This Proxy Statement and the accompanying form of proxy are first being sent to Stockholders on or about June 19, 1997.

                                  THE MEETING


         The Meeting will be held on July 10, 1997, at 10:00 A.M., local time, at 555 Theodore Fremd Avenue, Suite A, Rye, New York, 10580.

MATTERS TO BE CONSIDERED

         At the Meeting, Stockholders will be asked to vote to elect seven directors (Proposal No. 1); and, to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for 1997 (Proposal No. 2). The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

         Only Stockholders as of the Record Date (i.e., the close of business on June 18, 1997) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 17,631,092 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

REQUIRED VOTES

         A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Meeting is required for the election of a nominee for director. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by Stockholders present in person at the Meeting that are not voted for a nominee or shares held by Stockholders represented at the Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted toward that Nominee's achievement of a plurality.

         The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting is required for ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997 (Proposal No. 2). With respect to an abstention of this matter, the shares will be considered present at the Meeting for the particular matter and (since it is not an affirmative vote for the matter) they will have the same effect as votes against the matter. With respect to a broker non-vote on this matter, for such matter such shares will not be considered present at the Meeting and (since they will not be counted in respect of the matter) the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for the matter by reducing the total number of shares from which the majority is calculated.

         The ratification of the selection of Price Waterhouse LLP as independent accountants for 1997 (Proposal No. 2) is being submitted to Stockholders as a matter of sound corporate practice. If the Stockholders do not ratify the selection, the selection of independent accountants will be reconsidered by the Board of Directors. If the Stockholders ratify the selection, the Board of Directors, in its discretion, may still direct the appointment of new independent accountants at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company.

         All of the directors and executive officers of the Company have indicated that they will cause all the shares of Common Stock beneficially owned by them to be voted in favor of the election as a director of each nominee named herein and for Proposal No. 2. Such directors and officers own approximately 9.45% of the currently issued and outstanding Common Stock.

PROXY SOLICITATION

         The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT ACCOUNTANTS

         The Company has been advised that representatives of Price Waterhouse LLP, the Company's independent accountants for 1996, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, to the knowledge of BEC and as of June 16, 1997 (unless otherwise indicated), (i) the number of shares of Common stock owned of record or beneficially, or both, by each person who owned of record, or is known by BEC to have beneficially owned, individually, or with his associates, more than 5% of such shares then outstanding; (ii) the number of shares owned beneficially by each director of the Company; and (iii) the number of shares owned beneficially by all directors and executive officers as a group. Unless otherwise noted, each person holds sole voting and investment power with respect to the shares shown opposite his name.

                                                        AMOUNT AND NATURE OF                  PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)                  CLASS
------------------------------------                   --------------------                     -----
Martin E. Franklin.................................         1,420,564(2)                         8.1%
   555 Theodore Fremd Avenue
   Suite B-302
   Rye, New York

Ian G.H. Ashken....................................          275,000(3)                          1.6%

Nora Bailey........................................           17,500(4)                            *

Richard Hanselman..................................           7,286(4)                             *

David Moore........................................           17,850(4)                            *

William T. Sullivan................................          378,095(5)                          2.1%

Dr. Charles F. Sydnor..............................           54,883(4)                            *

All Executive Officers and Directors...............         2,171,178(6)                        12.0%
as a group (7 persons)

Millbrook Partners, L.P. ..........................         2,655,200(7)                        15.2%(7)
2102 Sawgrass Village Dr., Ponte Vedra Beach
Florida 32082

Marvin Schwartz....................................         1,362,000(8)                        7.72%(8)
c/o Neuberger & Berman, LLC,
605 Third Avenue, New York, NY 10158-3698

Palisade Capital Management, L.L.C. ...............         1,226,313(9)                        6.49%(9)
One Bridge Plaza, Ste. 695, Fort Lee, NJ 07204

*       Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days upon the exercise of an option are treated as outstanding for purposes of determining beneficial ownership and the percent beneficially owned by such individual and for the executive officers and directors as a group.

(2) Includes 125,000 shares that Mr. Franklin has a right to acquire within 60 days upon the exercise of options. Excludes 15,383 shares held in trust for Mr. Franklin's minor children, as to which shares Mr. Franklin disclaims beneficial ownership.

(3) Includes 75,000 shares that Mr. Ashken has a right to acquire within 60 days upon the exercise of options. Excludes 12,500 shares held in trust for Mr. Ashken's minor children, as to which shares Mr. Ashken disclaims beneficial ownership.

(4) Includes 2,500 shares that the Director has a right to acquire within 60 days upon the exercise of options.

(5) Includes 295,000 shares that Mr. Sullivan has a right to acquire within 60 days upon the exercise of options and 1,697 shares with respect to which Mr. Sullivan shares voting and investment power with his spouse.

(6) Includes 505,000 shares that members of the group have a right to acquire within 60 days upon the exercise of options. Excludes 17,883 shares held in trust for directors' children, as to which they disclaim beneficial ownership.

(7) In a Schedule 13D filed March 31, 1997, Millbrook Partners, L.P. ("Millbrook") and Mark M. Mathes, its general partner, reported that, as of December 31, 1996 they held an aggregate 2,655,200 shares of the Company's common stock, or 15.2% of the shares then outstanding. Millbrook and Mr. Mathes reported that they shared voting and dispositive power with respect to 2,577,200 of such shares, or 14.7% of the shares then outstanding, while Mr. Mathes holds sole voting and dispositive poser with respect to 78,000 of such shares.

(8) In a Schedule 13D dated January 22, 1997, Marvin Schwartz, acting in his personal capacity and not as a principal of Neuberger & Berman, LLC ("N&B"), reported that he is the beneficial owner of 1,362,000 shares of the Company's common stock, constituting 7.72% of the total shares outstanding as of that date. Mr. Schwartz reported that 831,600 of such shares are held in his personal account; 242,500 of such shares are owned by the N&B Profit Sharing Trust (the "Plan") and are held in a securities account in the Plan's name with N&B; and, 287,900 of such shares are held in accounts for the benefit of Mr. Schwartz's family. Mr. Schwartz reported that he holds sole voting power and sole disposition power over 1,074,100 of such shares and shared disposition power over 287,900 of such shares. Mr. Schwartz reported that N&B has no voting or disposition power over any of such shares.

(9) In a Schedule 13G dated February 1, 1997, Palisade Capital Management, L.L.C. ("Palisade") reported that it is the beneficial owner of 1,226,313 shares of the Company's common stock, constituting 6.49% of the total shares outstanding as of December 31, 1996. Palisade reported that such shares include 449,913 shares of the Company's common stock issuable upon conversion of BEC Group, Inc. 8% Convertible Notes held by Palisade. Palisade reported that all such shares are held on behalf of Palisade's clients, in accounts over which Palisade has complete investment discretion.

                                 PROPOSAL NO. 1


                             ELECTION OF DIRECTORS


         The Company's By-Laws provide that the Company shall have at least two
(2) and no more than twelve (12) directors, as determined by the Board of Directors from time to time. The Board of Directors has determined that there will be seven (7) directors for the ensuing year. At the Meeting, seven (7) directors are to be elected to serve until the next annual meeting or until their successors are elected and qualified. The persons identified below as the Company's current directors and executive officers have been nominated for election at the Meeting. See "Information Concerning Directors and Executive
Officers".   The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the election of the nominees. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. If by reason of an unexpected occurrence, one or more of the nominees is not available for election, however, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose.


                 INFORMATION CONCERNING OFFICERS AND DIRECTORS


The following table provides information concerning the Company's Directors and Executive Officers, all of whom are nominees is as of the Record Date:

NAME                          AGE                      OFFICE
----                          ---                      ------
Martin E. Franklin(1)(2)       32      Chairman of the Board of Directors and
                                       Chief Executive Officer

Ian G. H. Ashken(1)(2)         37      Executive Vice President of Finance and
                                       Administration, Chief Financial Officer,
                                       Assistant Secretary and Director

Nora A. Bailey(3)              55      Director

Richard W. Hanselman(3)(4)     69      Director

David L. Moore(3)(4)           40      Director

William T. Sullivan            53      Director

Charles F. Sydnor(2)(4)        54      Director

--------------------------------------------------------------------------------

(1)     Member of Executive Committee
(2)     Member of Nominating Committee
(3)     Member of Audit Committee
(4)     Member of Compensation Committee

Directors of the Company are elected annually at the Annual Meeting of Stockholders. Their respective terms of office continue until the next Annual Meeting of Stockholders and until their successors have been elected and qualified in accordance with the Company's Restated By-laws. There are no family relationships among any of the directors or executive officers of the Company.

Martin E. Franklin was elected Chairman of the Board and Chief Executive Officer of the Company in December 1995. Mr. Franklin was Chairman of the Board and Chief Executive officer of the Company's predecessor, Benson Eyecare Corporation ("Benson") from October 1992 to May 1996 and President from November 1993 to May 1996. Mr. Franklin has been the Chairman and Chief Executive Officer of Pembridge Holdings, Inc. since 1990. From 1988 to 1990, Mr. Franklin was Managing Director of Pembridge Associates, Inc. Both Pembridge Associates, Inc. and Pembridge Holdings, Inc. specialized in merchant banking and related services. Mr. Franklin has been Chairman and Chief Executive Officer of Marlin Holdings, Inc., the general partner of Marlin Capital, L.P., since October 1996. Mr. Franklin is non-executive Chairman and a director of Eyecare Products plc and also serves on the boards of Specialty Catalog Corp. and certain private companies. Mr. Franklin received his B.A. in Political Science from the University of Pennsylvania.

Ian G.H. Ashken, A.C.A. was elected Executive Vice President, Chief Financial Officer, Assistant Secretary and a Director of the Company in December 1995. Mr. Ashken was Chief Financial Officer of Benson and a director of Benson from October 1992 to May 1996. Mr. Ashken also served as Benson's Executive Vice President from October 1994 to May 1996; Secretary from October 1992 to December 1993; and, Assistant Secretary from December 1993 to May 1996. Mr. Ashken has been the Executive Vice President and a director of Pembridge Holdings, Inc. since 1990. Since October 1996, Mr. Ashken has been Vice Chairman of Marlin Holdings, Inc., the general partner of Marlin Capital, L.P. Mr. Ashken is a director of Eyecare Products plc. Mr. Ashken received his B.A.
(Hons) in Economics and Accounting from the University of Newcastle in England.

Nora A. Bailey, Esq. became a member of the Company's Board of Directors in May 1996. Ms. Bailey is a federal income tax attorney with a specialty in mergers and acquisitions and has many multinational clients. Ms. Bailey and her firm from time to time have been engaged to provide legal advice to the Company. Until 1993, she was a partner in Ivins, Phillips & Barker in Washington D.C., which she joined in 1972. Ms. Bailey received her J.D. from The University of Michigan Law School.

Richard W. Hanselman, was elected a director of Benson in August 1994, and of BEC Group, Inc. in May 1996. Mr. Hanselman also serves on the board of Arvin Industries, Inc.; Becton, Dickinson and Company; The Bradford Funds, Inc.; Foundation Health Corporation; Gryphon Holdings, Inc.; Healthtrust, Inc.; Incom Recycling, Inc.; and, Daisy Manufacturing Co. From 1981 to 1986, Mr. Hanselman was Chairman, President and Chief Executive Officer and director of Genesco, Inc., a diversified footwear and apparel business. Mr. Hanselman also served as Genesco's President and Chief Operating Officer from 1980 to 1981. Prior to that time, Mr. Hanselman held senior management posts at the Beatrice Companies, Samsonite Corporation, RCA and RCA Sales Corporation, and the Crosley-Bendix divisions of AVCO.

David L. Moore became a member of the Company's Board of Directors in May 1996. Mr. Moore is President and Chief Executive Officer of Century 21 Home Improvements, Garden State Brickface, Inc., a leading New York metropolitan area residential and commercial remodeling firm. Mr. Moore received his B.A. in Economics from Amherst College and his M.B.A. from Harvard University.

Mr. Sullivan became a member of the Company's Board in May 1996. Mr. Sullivan served as an executive officer of Benson and then the Company from October 1994 through March 1997. Upon Benson's acquisition of Optical Radiation Corporation ("ORC") in October 1994, Mr. Sullivan was appointed Benson's Executive Vice President of Operations. Mr. Sullivan served as President and Chief Operating Officer of the Company form April 2, 1996 through March 29, 1997. From July 1993 to October 1994, Mr. Sullivan served as the President of the Consumer Optical Group of ORC and from August 1987 through July 1993 he served as Group Vice President of the Consumer Optical Group of ORC. Prior to joining ORC, Mr. Sullivan was President of Pearle Vision Centers.

Charles F. Sydnor, M.D., was elected a director of Benson in October 1992, and of BEC Group, Inc. in May 1996. Dr. Sydnor has practiced general ophthalmology and neuro-ophthalmology in Burlington, North Carolina since 1982. Dr. Sydnor served on the faculty at Duke University for eight years before going into private practice in 1982. Dr. Sydnor is a member of the American Academy of Ophthalmology's Managed Care Committee and is a consultant to the Academy's Secretariat for Governmental Relations. He also is the immediate past Chairman of the legislative committee and President of Excellence in Primary Eye Care, Inc. Dr. Sydnor is President of Alamance Eye Center P.A.



                INFORMATION CONCERNING MEETINGS OF THE BOARD OF
            DIRECTORS AND BOARD COMMITTEES AND DIRECTOR COMPENSATION


         During 1996, the Board of Directors held seven (7) meetings.

         The Board of Directors has standing Audit, Nominating, and Compensation Committees. From time to time the Board of Directors may appoint special committees for specific purposes.

         The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent accountants for the Company, to analyze the reports and recommendations of such accountants and to review internal audit procedures and controls. The Audit Committee, which met twice in 1996, currently comprises Messrs. Hanselman (Chairman), Ms. Bailey and Mr. Moore.

         The functions of the Compensation Committee are to recommend to the Board of Directors the compensation and benefits of the Company's executive officers and other key managerial personnel and to administer and to grant and administer awards pursuant to the Company's 1996 Stock Incentive Plan. The Compensation Committee met once during 1996. The Compensation Committee currently consists of Dr. Sydnor (Chairman), Mr. Hanselman and Mr. Moore.

         The functions of the Nominating Committee include recommending nominees for election to the Board of Directors. The Nominating Committee, which did not meet in 1996, currently comprises Messrs. Franklin and Ashken.

         In addition to their regular and special meetings, both the Board of Directors and the committees from time to time take action by unanimous written consent, as permitted under applicable law, the Company's Restated Certificate of Incorporation and the Company's By-laws.

         In 1996, all of the Directors attended 75% or more of the aggregate meetings of the Board and all committees thereof on which they served.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

The following Table sets forth all compensation paid to, deferred or accrued for the benefit of the Company's Chief Executive Officer and of all other executive officers of the Company who earned total compensation for 1996 exceeding $100,000 (the "Executive Group"). Except as disclosed below, no executive officer of the Company had a total annual salary and bonus for 1996 exceeding $100,000.

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                              ANNUAL COMPENSATION(1)                   AWARDS
                                              ----------------------                  --------
                                                                                      OPTIONS/               ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR         SALARY          BONUS             SARS(2)              COMPENSATION
---------------------------            ----         ------          -----             -------              ------------
Martin E. Franklin(3)                  1996        $277,455        $602,477            550,000                $5,700 (8)
   Chairman, Chief Executive           1995        $300,000         $50,000                -0-                   -0-
   Officer                             1994        $131,610        $250,000                -0-                   -0-

Ian G.H. Ashken(3)                     1996        $212,981         $86,813            275,000              $132,275 (8)
   Chief Financial Officer,            1995        $190,000             -0-                -0-                   -0-
   Executive Vice President of         1994        $145,620         $67,000            100,000 (7)               -0-
   Finance and Administration,
   and Assistant Secretary

William T. Sullivan(2)(4)              1996        $212,981         $84,775            372,250              $961,618 (8)
   Chief Operating Officer and         1995        $195,000             -0-             40,000 (7)          $106,340 (6)
   President                           1994          (5)                -0-            304,000 (7)               -0-


(1) Included in the table are amounts received as compensation from Benson during the periods in question and prior to the spinoff on May 3, 1996.

(2) All awards reflected in this column represent stock options granted under the Company's 1996 Stock Incentive Plan.

(3) In addition to compensation reflected in this or any other table below, the Company maintains "split dollar" life insurance policies for Messrs. Franklin and Ashken, respectively, in amounts of $5 million and $3 million. Bonus earned by Mr. Franklin in 1996 included a one time bonus of $400,000 in recognition of Mr. Franklin's successful efforts in connection with the Merger and Spinoff.

(4) Mr. Sullivan served as an executive officer of Benson and the Company from October 17, 1994 through March 29, 1997; prior to that time he served as an executive officer of ORC. Compensation earned by Mr. Sullivan as an executive officer of ORC prior to its acquisition and his employment by Benson is not included.

(5)      Less than $100,000.

(6) Includes reimbursed relocation expenses of $101,890 and a contribution to the ORC profit sharing plan of $4,450.

(7) These figures represent stock options granted under the former Benson stock option plan, all of which were canceled in connection with the Merger and Spinoff. Options granted in 1996 under the Company's 1996 Stock Incentive Plan included options granted in replacement of such canceled options. See "Options/SAR Grant Table", below.

(8) Includes an employer matching contribution in the amount of $5,700 to each member of the Executive Group under the Company's 401(k) Retirement Plan. The remainder (if any) represents cash payments in connection with the cancellation on May 3, 1996 of then outstanding Benson stock options upon the consummation of the Merger and Spinoff.


OPTIONS/SAR GRANTS TABLE

Except as stated below, no stock options or stock appreciation rights (SARs) were granted in 1996 to the named executive officers.

                                                                                                Potential
                                                                                             Realizable Value
                                     Individual Grants                                          at Assumed
                                     -----------------                                        Rates of Stock
                             Number of            % of Total                                 Appreciation for
                             Securities            Options                                    Option Term(2)
                             Underlying            Grant to      Exercise                     --------------
                               Options           Employees in    or Base        Expiration
     Name                   Granted (#)(1)       Fiscal Year   Price ($/sh)      Date(3)       5%       10%
     ----                   --------------       -----------   ------------      -------       --       ---
Martin E. Franklin           500,000(3)              24%          $5.05        05/03/2003    73,540    165,283
                              50,000(4)               2%          $4.25        12/16/2003   129,561    251,001

Ian G.H. Ashken               50,000(5)(6)            2%          $4.08        05/03/2003   153,149    280,977
                             200,000(3)              10%          $5.05        05/03/2003    29,416     66,113
                              25,000(4)               1%          $4.25        12/16/2003    64,780    125,500

William T. Sullivan           26,100(5)(7)            1%          $2.11        05/03/2003       N/A        N/A
                              13,050(5)(7)           (9)          $2.90        05/03/2003       N/A        N/A
                              26,100(5)(7)            1%          $2.19        05/03/2003       N/A        N/A
                              12,000(5)(7)           (9)          $3.87        05/03/2003       N/A        N/A
                              75,000(5)               4%          $3.87        09/30/1998   161,240    206,163
                              20,000(5)               1%          $4.57        09/30/1998    11,245     16,542
                             200,000(8)              10%          $5.05        09/30/1998     7,998     15,155

---------------------------

(1) For additional information concerning stock options, see "Executive Compensation-Compensation Under Plans."

(2) These columns illustrate the hypothetical appreciation of the stock options under the assumption that each option appreciates at the rate of 5% and 10%, respectively, compounded annually until the date of expiration.

(3) These options vest annually in equal quarterly installments from May 3, 1997 through May 3, 2000.

(4) These options vest annually in equal quarterly installments from December 16, 1997 through December 16, 2000.

(5) These options represent options granted in replacement of Benson options canceled in connection with the Merger and Spinoff. Options granted in replacement of vested Benson options were vested at the time of grant, and unless otherwise noted were fully vested at May 3, 1996. Exercise prices of all such options were adjusted in relation to the exercise prices of the prior Benson options.

(6) These options vest annually in equal quarterly installments from August 10, 1995 through August 10, 1998.

(7)      These options were exercised during 1996.  See following table.

(8)      These options will be fully vested as of March 31, 1997.

(9)      Less than 1%.


OPTIONS/SAR EXERCISE AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

The following table provides information on options/SARs exercised during fiscal 1996 by the Executive Group and the value of each such officer's unexercised options/SARs as of the end of such fiscal year.



                                   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                   ---------------------------------------------------
                                          AND FISCAL YEAR-END OPTIONS/SAR VALUES
                                          --------------------------------------

                   SHARES ACQUIRED ON          NUMBER OF UNEXERCISED IN-                  VALUE OF UNEXERCISED IN-THE-
                   ------------------          -------------------------                  ----------------------------
                        EXERCISE            THE-MONEY OPTIONS/SARS AT FY-END (#)         MONEY OPTIONS/SARS AT FY-END($)
                        --------            ------------------------------------         -------------------------------
                                       VALUE
                                     REALIZE
                                     --------
     NAME                  (#)          ($)            EXERCISABLE    UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
     ----                  ---          ---            -----------    -------------       -----------    --------------
Martin E. Franklin         -0-          N/A                -0-           550,000              N/A              $81,250(2)

Ian G.H. Ashken            -0-          N/A               50,000         225,000             $52,250(3)        $89,125(3)

William T.  Sullivan     77,250   $193,597.50(1)          95,000         200,000            $105,225(4)        $15,000(5)


(1) Based on exercise prices ranging from $2.11 to $3.87 per share and a market value per share on the date of exercise of $5.05, computed with reference to the closing price of Benson common stock on the New York Stock Exchange on such date, the date of the Spinoff and Merger.

(2) Based on the closing price of the Company's common stock on the New York Stock Exchange on December 31, 1996 of $5.125 and the exercise price of $4.25 to $5.05 per share.

(3) Based on the closing price of the Company's common stock on the New York Stock Exchange on December 31, 1996 of $5.125 and the exercise prices ranging from $4.08 to $5.05 per share.

(4) Based on the closing price of the Company's common stock on the New York Stock Exchange on December 31, 1996 of $5.125 and the exercise price ranging from $3.87 to $4.57 per share.

(5) Based on the closing price of the Company's common stock on the New York Stock Exchange on December 31, 1996 of $5.125 per share and an exercise price of $5.05 per share.

DIRECTORS' COMPENSATION

         Except as stated below, the Company's directors received no compensation in connection with their services as directors on the Board of Directors in 1996. For services rendered in 1996, all non-executive directors received fees or remuneration in the amount of $15,000; fees are paid quarterly, in arrears. Ms. Bailey's law firm has received payment for legal services from time to time provided to the Company, but such payments were not made in consideration of Ms. Bailey's services as a director. Additionally, all non-executive directors are entitled to receive automatic grants of stock options of the Company's common stock in compensation for their services. See "Compensation Under Plans-1996 Stock Incentive Plan."


EMPLOYMENT AGREEMENTS

         Martin E. Franklin. Mr. Franklin has entered into an employment agreement with the Company (the "Franklin Employment Agreement"), pursuant to which he serves as Chief Executive Officer of the Company for an initial period of three years, subject to annual renewal. Pursuant to the Franklin Employment Agreement, Mr. Franklin receives an annual base salary which is subject to (i) increase each year by a minimum of the annual rate of increase in the Consumer Price Index, and (ii) discretionary increases determined by the Compensation Committee of the Board of Directors from time to time; Mr. Franklin also may receive a bonus based on performance criteria to be approved by the Board of Directors. Mr. Franklin's annual base salary for 1997 has been set at $257,700. The agreement may be terminated by either party upon at least 90 days' notice prior to the end of the initial term or any subsequent renewal term. The Company may terminate the agreement with cause in the event of the death, permanent disability or certain misconduct of Mr. Franklin. The Company may terminate Mr. Franklin's employment without cause upon 30 days' notice, in which event Mr. Franklin will be entitled to receive a severance payment equal to one year's current base salary and his existing benefits for a period of one year and any non-vested stock options then outstanding will automatically vest. The agreement contains noncompetition and nonsolicitation restrictions effective during the employment term and for a period of one year thereafter.

         Ian G.H. Ashken. Mr. Ashken has entered into an employment agreement with the Company. Under the agreement, Mr. Ashken serves as Chief Financial Officer of the Company and receives an annual base salary which is subject to
(i) an increase each year by a minimum of the annual rate of increase in the Consumer Price Index, and (ii) discretionary increases determined by the Compensation Committee of the Board of Directors from time to time; Mr. Ashken also may receive a bonus based on performance criteria to be determined by the Board of Directors. Mr. Ashken's annual base salary for 1997 has been set at $206,000. The other terms of Mr. Ashken's employment agreement are the same as the terms of the Franklin Employment Agreement.

         William T. Sullivan. In connection with Mr. Sullivan's resignation as an executive officer and employee of the Company, effective March 29, 1997 Mr. Sullivan received payment of $350,000. Additionally, all options previously granted to Mr. Sullivan then outstanding vested at that date; all presently unexercised options granted to Mr. Sullivan will remain exercisable through September 30, 1998.


COMPENSATION UNDER PLANS

1996 STOCK INCENTIVE PLAN.

         On April 2, 1996, the Company's Board of Directors adopted the Company's 1996 Stock Incentive Plan (the "Plan") and on April 2, 1996 Benson, as the then sole shareholder of BEC Group, approved the Plan, under which 4,350,000 shares of BEC Group common stock are reserved for issuance pursuant to the grant of stock based awards under the Plan, subject to the restriction that at no time shall the number of shares of BEC Group common stock issued pursuant to the Plan or subject to awards issued pursuant to the Plan, except for the number of shares issued pursuant to the exercise of options issued pursuant to the Plan, exceed fifteen percent of the total number of shares of BEC Group common stock outstanding or ten percent on a fully diluted basis. Pursuant to the Plan, employees and consultants of the Company and its subsidiaries and affiliates (other than employees subject to a collective bargaining agreement) are eligible to be selected by the Compensation Committee as participants to receive discretionary awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, restricted stock awards, performance share unit awards and phantom stock unit awards, and awards consisting of combination of such incentives. Approximately 150 persons are eligible to participate in the Plan.

         The Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"). The Compensation Committee, in its sole discretion, will determine which eligible employees and consultants of the Company and its subsidiaries may participate in the Plan and the type, extent and terms of the equity-based awards to be granted to them. Members of the Compensation Committee, because of their status as non- employee Directors, will receive automatic non-discretionary annual grants of stock options pursuant to the Plan.

         Under the Plan, at the time of the Merger and Spinoff, each non-employee Director automatically was granted an option to purchase 10,000 shares of the Company's common stock. Thereafter, on the date that a person first becomes a non-employee Director, he or she will automatically be granted an option to purchase 10,000 shares of the Company's common stock. Thereafter, beginning in 1997, on the date of each annual meeting of stockholders of the Company, each non-employee Director will automatically be granted an option to purchase 2,500 shares of the Company's common stock. All such automatic grants to non-employee Directors are hereafter called "Director Options." Each Director Option has an exercise price per share equal to the fair market value of one share of the Company's common stock on the date of grant and vests and becomes Exercisable over a four year period beginning on the first anniversary of the date of grant at the rate of 25% of each Director Option on each of the four years immediately following the date of grant. These grants are the only grants made to non-employee Directors under the Plan. The Compensation Committee has no discretion to make any grants under the Plan to non-employee Directors. All Director Options will be NQSO's (as defined below).

         Stock options granted by the Compensation Committee under the Plan may be "incentive stock options" (ISOs"), within the meaning of Section 422 of the Code, or "non qualified stock options" ("NQSO's"). The exercise price of the options will be determined by the Compensation Committee when the options are granted, subject to a minimum price in the case of ISOs of the fair market value of the Company's common stock on the date of grant, unless the Compensation Committee, in its sole discretion, determines to grant a discount NQSO in lieu of a reasonable amount of salary or cash bonus, in which case 85% of the fair market value of the Company's common stock on the date of grant. The option exercise price for all options granted under the Plan may be paid in cash or in shares of the Company's common stock having a fair market value on the date of exercise equal to the exercise price or, in the discretion of the Compensation Committee, by delivery to the Company of (i) other property having a fair market value on the date of exercise equal to the option exercise price, or (ii) a copy of irrevocable instructions to a stockbroker to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

         An SAR may be granted by the Compensation Committee as a supplement to a related stock option or may be granted independent of any option. SARs granted in connection with an option will become exercisable and lapse according to the same vesting schedule and lapse rules that are established for the corresponding option. SARs granted independent of any option will vest and lapse according to the terms and conditions set by the Compensation Committee. An SAR will entitle is holder to be paid an amount equal to the excess of the fair market value of the Company's common stock subject to the SAR on the date of exercise over the exercise price of the related stock options, in the case of an SAR granted in connection with an option, or the fair market value of the Company's common stock on the date of grant in the case of an SAR granted independent of an option.

         Shares of the Company's common stock covered by a restricted stock award will not be issued to the recipient at the time the award is granted but will be deposited with an escrow agent until the end of the restricted period set by the Compensation Committee. During the restricted period, restricted stock will be subject to transfer restrictions and forfeiture in the event of termination of employment with the Company or a subsidiary and other restrictions and conditions established by the Compensation Committee at the time the award is granted.

         A phantom stock unit award will provide for the future payment of cash or the issuance of shares of the Company's common stock to the recipient if continued employment or other conditions established by the Compensation Committee at the time of grant are attained.

         A performance share unit award will provide for the future payment of cash or the issuance of shares of the Company's common stock to the recipient upon the attainment of certain corporate performance goals established by the Compensation Committee over three to five year performance award periods. At the end of each performance award period, the Compensation Committee decides the extent to which the corporate performance goals have been attained and the amount of cash or the Company's common stock to be distributed to the participant.


1996 EMPLOYEE STOCK PURCHASE PLAN.

         The Company has authorized the 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan") for persons who have been employed full-time by the Company or its subsidiaries for at least one year, pursuant to which 500,000 shares of common stock will be reserved for issuance, subject to adjustment. Eligible employees will be able to contribute, for each semi-annual period beginning on the first business day after January 1 and July 1 (each, an "Enrollment Date") and ending excess of $10,000 per semi-annual period, to purchase shares of common stock on the Exercise Date. The purchase price for each share of common stock purchased pursuant to the 1996 Employee Stock Purchase Plan will be the lesser of 85% of the fair market value of the common stock on the Enrollment Date or 85% of the fair market value of the common stock on the Exercise Date. The Stock Purchase Plan has not yet been formally implemented, and consequently no shares of common stock have been issued thereunder.


OTHER

         The Company does not maintain a pension plan or other actuarial or defined benefit retirement plan for its named executive officers. The Company does not maintain any long term incentive plans, and there were no repricings of outstanding options or SARs held by any of the Company's executive officers during fiscal year 1996. The Company's named executive officers are eligible to participate in benefit plans generally available to the Company's employees, including a 401(k) savings plan and the health and life insurance programs.


               COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION


         The Company's Compensation Committee is composed of Mr. Hanselman, Mr. Moore and Dr. Sydnor, who serves as Committee Chairman. For information concerning certain transactions between members of the Compensation Committee and the Company, see "Executive Compensation-Directors' Compensation."

                      REPORT OF THE COMPENSATION COMMITTEE


         This report is made by the Compensation Committee of the Board of Directors. The Compensation Committee of the Company's Board of Directors is composed of Mr. Hanselman, Mr. Moore and Dr. Sydnor, who serves as Committee Chairman. The committee is responsible for setting and administering the Company's policies governing annual compensation of key employees, managers, officers and executive officers, including setting individual annual base salaries or salary guidelines, annual bonus plans and individual participation levels, and participation in the Company's 1996 Incentive Stock Plan. See "Information Concerning Meetings of the Board of Directors and Board Committees" and "Director Compensation". Compensation of executive officers, including compensation of the Chief Executive Officer, is subject to approval of the Board of Directors. The proposed compensation of any member of the Compensation Committee who also is an executive officer would be subject to ratification by the disinterested members of the Board of Directors; none of the present members of the committee are or have been executive officers of the Company, and it is the Company's policy to appoint only non-employee directors as members of the Committee.


COMPLIANCE WITH FEDERAL TAX LAW

         The committee has considered the potential impact of Section 162(m) (the "Section") of the Internal Revenue Code, as amended. The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any tax year for any executive officer, unless compensation is based on performance. The Company maintains executive cash compensation significantly below the $1 million threshold, and the Company believes that any options granted under the 1996 Stock Incentive Plan to any of its executive officers will qualify as performance-based compensation, to the extent that any of the same may result in compensation in excess of the threshold. Consequently, the committee does not believe that the Section will have any impact on the deductibility to the Company of any compensation paid to executive officers.


OVERVIEW

         The Company's executive compensation program currently includes the following key elements: base salary, cash bonuses and awards of stock options. The Company's general executive officer compensation policy is intended to: (i) support achievement of the Company's strategic goals; (ii) retain and reward sufficiently committed and talented individuals prepared to invest their talents for long term rather than short term gain; and, (iii) tie executive officers' interests to Stockholder interests.

         The Compensation Committee determines base salaries for new executive officers and base salary adjustments for current executive officers by evaluating the responsibilities of the position held, the experience of the individual and individual performance. It determines stock option awards based on the same factors. In reviewing executive compensation matters, the committee may consult with the Company's human resources professionals and/or independent compensation consultants. In determining executive officers' 1996 compensation, the Compensation Committee relied in part on survey information prepared by Salomon Brothers, Inc. to the Company's predecessor, Benson. The committee also may make use of independently available compensation survey data and other publicly available information, including publicly-disclosed compensation information of other companies of comparable size engaged in similar industries, as well as information gained through their experience as directors of other publicly and privately held corporations. The committee's determinations also are made with reference to the Company's available financial resources.

         While the Company may make use of publicly available data and other surveys in setting its general compensation policies, the Company is relatively young and has experienced a period of rapid change. Consequently, it is not possible to compare the Company or its compensation policies directly with more established companies, and the Company's executive officer compensation is not rigidly dominated by a lock-step approach to keeping executive compensation competitive with compensation levels of companies of similar size or in comparable industries. Additionally, the Company's brief history combined with the significant changes experienced by Benson, its predecessor for accounting purposes, has rendered financial results difficult to compare from one period to another. Therefore, achievement of financial goals set by the Board on an annual basis is only one of the factors considered in setting the Company's compensation policy; successful implementation of the Company's more broadly-based strategic goals also is considered an important factor.
Moreover, the Company's focus on rapid internal growth and expansion through acquisitions further affects its executive compensation policy by causing the Company carefully to husband its resources. The committee believes that annual cash compensation of its executive officers is below that which executives of comparable ability and talent could receive competitively elsewhere.

         It is the policy of the committee and the Company that a portion of an executive officer's compensation be composed of long-term performance-based compensation. In this way, the Company can conserve its financial resources while aligning the executive group's interests more strongly with the interests of the Company's Stockholders; at the same time, the Company thereby attracts executives of proven skill and ability who are prepared to invest their talents over the long term. In furtherance of this policy, the Company adopted, and the Compensation Committee has made awards and grants pursuant to, the Company's 1996 Stock Incentive Plan. In determining the number of stock options granted during 1996, the committee considered the same criteria discussed above with respect to base salaries.


CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Franklin, the Company's Chief Executive Officer, has entered into an employment agreement, under which he received an annualized base salary for 1996 in the amount of $257,500, representing a reduction from his prior annual base salary as Chief Executive Officer of Benson, a reduction accepted by Mr. Franklin voluntarily in recognition of the reduction in the size of the Company's business following its spin off by Benson in May, 1996. For 1997, Mr. Franklin's base salary has been set at $275,000. Mr. Franklin is eligible to participate in the bonus program for executive officers. See "Executive Compensation--Employment Agreements". Bonus paid to Mr. Franklin for services rendered in 1996 included a one time bonus in the amount of $400,000, awarded in recognition of extraordinary services provided in effecting the spin off of the Company by Benson and related transactions, whereby Mr. Franklin personally helped to limit significantly transactional costs that otherwise would have been paid to third parties. The committee believes that Mr. Franklin's compensation under the employment agreement is consistent with the general policies described above. Mr. Franklin's compensation for 1997 has been determined also in recognition of the demands made upon Mr. Franklin in effecting the strategic goals of the Company and his successful efforts in positioning the Company for future growth.


COMPENSATION COMMITTEE

Charles F. Sydnor
Richard W. Hanselman
David L. Moore

                      COMPARATIVE STOCK PERFORMANCE GRAPH


         The graph below compares the cumulative total Stockholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of (i) companies included in the Wilshire Small Cap Index and (ii) companies included in the Russell 1000 Index, assuming a $100 investment in the Company's Common Stock and in each such index on May 3, 1996. The Company has chosen to present a comparison with the Wilshire Small Cap Index, an index of companies with similiar market capitalizations, in lieu of a comparison with an industry, line-of-business or peer group index because the Company does not believe that it can reasonably identify a peer group, due to the Company's management of two distinctly different businesses. The Company was formed in December 1995 and the Company's Common Stock first began to trade publicly on the New York Stock Exchange on May 3, 1996. Consequently, the comparative information presented below corresponds only to the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934. The Company has never paid cash dividends.


                                   [GRAPH]



                       Cumulative Total Return Based on
                   Investment of $100 Beginning May 3, 1996


                                                         WHILSHIRE
             DATE         COMPANY      RUSSELL 1000      SMALL CAP
             ----         -------      ------------      ---------
            5/3/96        $100.00         $100.00          $100.00
           5/31/96        $121.29         $103.95          $103.64
           6/28/96        $ 89.11         $103.87          $ 98.97
           7/31/96        $103.96         $ 98.74          $ 91.06
           8/30/98        $ 99.01         $101.17          $ 96.37
           9/30/96        $101.49         $106.69          $100.54
          10/31/96        $ 96.53         $108.90          $ 99.98
          11/29/96        $ 94.06         $116.66          $105.47
          12/31/96        $101.49         $114.54          $107.27

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         The Company has entered into indemnification agreements with each of its directors, officers and certain executives, pursuant to which the Company has agreed to indemnify each indemnitee to the fullest extent authorized by law against any and all damages, judgments, settlements and fines ("losses") in connection with any action, suit, arbitration or proceeding or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, whether civil, criminal, administrative, investigative or other, or any appeal therefrom, by reason of an indemnitee's serving as a director of the Company. An indemnitee is not entitled to indemnification for any losses that are (i) based or attributable to the indemnitee gaining in fact any personal profit or advantage to which the indemnitee is not entitled, (ii) for the return by the indemnitee of any remuneration paid to the indemnitee without the previous approval of the Stockholders of the Company which is illegal, (iii) for violations of Section 16 of the Securities Exchange Act of 1934 or similar provisions of state law, (iv) based upon knowingly fraudulent, dishonest or willful misconduct and (v) not permitted to be covered by applicable law. The agreements provide that the indemnification under the agreement is not exclusive of any other rights the indemnitee may have under the Company's Restated Certificate of Incorporation, Restated By-laws, applicable Delaware corporate statutes or any agreement or vote of stockholders.

         The Company's non-employee Directors receive automatically stock
option grants under the terms of the Company's 1996 Stock Incentive Plan.   Mr.
Franklin, Mr. Ashken and Mr. Sullivan also have received stock option grants
under the terms of the 1996 Stock Incentive Plan.   Messrs. Franklin and Ashken
have entered into employment agreements with the Company. Mr. Sullivan received certain benefits from the Company in connection with his resignation as an officer. See "Executive Compensation."

         On December 12, 1996, in connection with the sale of the Foster Grant Group by the Company, Marlin Capital, LP ("Marlin"), a Delaware limited partnership, invested $2.5 million in convertible preferred stock of the buyer Accessories Associates, Inc. ("AAi"); upon conversion, AAi common stock received by Marlin would bear demand and piggyback registration rights. Marlin Holdings, Inc. ("MH"), a Delaware corporation, is the general partner of Marlin. Mr. Martin E. Franklin, the Company's Chairman and Chief Executive Officer, is the Chief Executive Officer and principal stockholder of MH. Mr. Ashken, the Company's Chief Financial Officer and a Director, also is a stockholder and executive officer of MH. Mr. Franklin also has been named a member of AAi's Board of Directors.

         Ms. Nora Bailey, a member of the Company's Board of Directors since May 1996, is an attorney specializing in federal tax law. In her professional capacity she has rendered legal advice and related services to both the Company and its predecessor, Benson. Ms. Bailey has rendered such services both prior to and subsequent to her appointment to the Company's Board of Directors, and it is anticipated that she from time to time in the future will be engaged to provide similar legal services to the Company. All fees paid to Ms. Bailey in connection with such services have been agreed in arms' length negotiations and are in accordance with Ms. Bailey's usual and customary billing practices.
Fees paid to Ms. Bailey by the Company in connection with such services are not paid in consideration of her services as a director. Aggregate fees billed to Benson and the Company by Ms. Bailey during 1996 were approximately $73,500.

         No other significant transactions, business relationships, or indebtedness are known to exist between the Company and related parties (defined as directors, executive officers, nominees for director, security holders of more than 5% of the voting stock or any members of the immediate family of any of the foregoing persons).

                                 PROPOSAL NO. 2


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

         The Board recommends that the Stockholders ratify the selection of Price Waterhouse LLP, certified public accountants, as independent accountants to audit the accounts of the Company and its subsidiaries for the year ending December 31, 1997. The selection of Price Waterhouse LLP was recommended to the Board by the Board of its Audit Committee. Price Waterhouse LLP are currently independent accountants for the Company.

         The Board of Directors recommends a vote FOR this Proposal No. 2.


                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership in respect of the Company's securities with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations of certain of its directors and officers, the Company believes that during 1996 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.


                                 ANNUAL REPORT


         A copy of the Company's Annual Report to Stockholders for 1996 has previously been sent to Stockholders or, in the case of Stockholders who have not received a copy previously, accompanies this Proxy Statement. Any Stockholder who has not received a copy of the 1996 Annual Report to Stockholders and who wishes to do so should contact the Company, Attention:
Investor Relations, by mail at the address set forth in the Notice of Annual Meeting or by telephone at (914) 967-9400. The 1996 Annual Report to Stockholders is not incorporated into this Proxy Statement and shall not be considered part of this solicitation material.

                           PROPOSALS BY STOCKHOLDERS


         The persons named as proxies in the enclosed Proxy Statement have no present intention of bringing before the Annual Meeting for action any matters other than those specifically referred to above, nor has management any such intention, and neither such persons nor management are aware of any such matters which may be presented by others. If any other business should properly come before the Annual Meeting, the persons named on the proxy intend to vote thereon in accordance with their best judgment.

         Any proposal of a Stockholder intended to be presented at the Annual Meeting of Stockholders to be held in 1998, must be received by the Company no later than February 20, 1998 to be considered for inclusion in the proxy statement for the 1998 Annual Meeting of Stockholders. Proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



By Order of the Board of Directors,



Peter H. Trembath
Secretary

--------------------------------------------------------------------------------

                                                                           PROXY
                                BEC GROUP, INC.
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- JULY 10, 1997

    The undersigned stockholder hereby appoints Martin E. Franklin and Ian G.H. Ashken and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of BEC Group, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 10, 1997 and at any and all adjournments and postponements thereof, for the transaction of such business as may properly come before the Meeting, including the items set forth on the reverse side hereof.

    The shares represented by this proxy will be voted in the manner directed herein, but if no direction is made with respect to the voting of Common Stock, this Proxy will be voted FOR the election of all listed directors and FOR Proposal 2, all as more fully described in the accompanying Proxy Statement.

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

[X]  Please mark your votes as in this example

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.

    1.  Election of Directors                                  [ ]  FOR all nominees listed below
                                                               [ ]  WITHHOLD AUTHORITY to vote
                                                                  for all nominees below.

              Martin E. Franklin, Ian G.H. Ashken, Nora A. Bailey
  Richard W. Hanselman, David L. Moore, William T. Sullivan, Charles F. Sydnor

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below.)

                  (Continued, and to be signed on other side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Continued from other side)

2. Ratification of the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997.

                        [ ]  FOR [ ]  AGAINST [ ]  ABSTAIN

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                Date
                                                --------------------------------

                                                --------------------------------
                                                           Signature

                                                --------------------------------
                                                           Signature

                                                PLEASE SIGN EXACTLY AS NAME
                                                APPEARS HEREON. JOINT OWNERS
                                                SHOULD EACH SIGN. WHEN SIGNING
                                                AS ATTORNEY, EXECUTOR,
                                                ADMINISTRATOR, TRUSTEE OR
                                                GUARDIAN, PLEASE GIVE FULL TITLE
                                                AS SUCH.

--------------------------------------------------------------------------------